Exhibit 5.4

Novartis AG

Lichtstrasse 35

CH-4056 Basel

Switzerland

Novartis Capital Corporation

1 Health Plaza

East Hanover, NJ 07936

United States of America

Zurich, 14 February 2020

Novartis AG - Form F-3 Registration Statement — Swiss Legal Opinion

Dear Sirs,

We have acted as Swiss counsel to Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Guarantor”) in connection with (i) the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 of an unspecified number of debt securities (the “Debt Securities”) to be issued by Novartis Capital Corporation, a corporation incorporated under the laws of the State of Delaware, USA (the “Issuer”) and to be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest pursuant to guarantees issued by the Guarantor from time to time (the “Guarantees” and together with the Debt Securities, the “Guaranteed Debt Securities”), and (ii) the offer and sale of USD 1,000,000,0001.750% Notes due 2025, USD 1,250,000,000 2.000% Notes due 2027, USD 1,500,000,000 2.200% Notes due 2030 and USD 1,250,000,000 2.200% Notes due 2050, in each case issued by Novartis Capital Corporation and fully and unconditionally guaranteed by the Guarantor (collectively the “2020 Notes”).

Bär & Karrer	Zürich	Genf	Lugano	Zug	www.baerkarrer.ch
Rechtsanwälte	Bär & Karrer AG	Bär & Karrer SA	Bär & Karrer SA	Bär & Karrer AG
	Brandschenkestrasse 90	12, quai de la Poste	Via Vegezzi 6	Baarerstrasse 8
	CH-8027 Zürich	CH-1211 Genève 11	CH-6901 Lugano	CH-6301 Zug
	Phone: +41 58 261 50 00	Phone: +41 58 261 57 00	Phone: +41 58 261 58 00	Phone: +41 58 261 59 00
	Fax: +41 58 261 50 01	Fax: +41 58 261 57 01	Fax: +41 58 261 58 01	Fax: +41 58 261 59 01
	zuerich@baerkarrer.ch	geneve@baerkarrer.ch	lugano@baerkarrer.ch	zug@baerkarrer.ch

I                       Documents

For the purpose of this opinion letter, we have exclusively relied on the following documents:

a)                             extracts from the Commercial Register of the Canton of Basel-Stadt relating to the Guarantor dated 24 September 2008 and 11 February 2020, respectively;

b)                             copies of the articles of association (Statuten) of the Guarantor dated 26 February 2008 and 28 February 2019, confirmed by the Commercial Register of the Canton of Basel-Stadt to be up-to-date as of 24 September 2008 and 11 February 2020, respectively (the “Articles”);

c)                              copies of the ‘Regulations of the Board of Directors, its Committees and the Executive Committee’ of the Guarantor (Organisationsreglement) in their versions dated January 2008 and 1 May 2019, respectively (the “Organizational Regulations”);

d)                             a copy of the ‘Chairman’s Committee Charter’ of the Guarantor effective 12 December 2007 (the “Charter”);

e)                              copies of the ‘Management Authorization Levels’ of the Guarantor effective 1 July 2008 (together with the Organizational Regulations and the Charter, the “Internal Regulations”);

f)                               a copy of the resolutions of the Chairman’s Committee of the Guarantor dated 20 August 2008 regarding, inter alia, the execution of the Indenture (as defined below) to the extent the Guarantor is a party thereof;

g)                              a copy of a certificate issued by the Corporate Secretary of the Guarantor, dated 14 February 2020, concerning (inter alia) the resolutions of a meeting of the Board of Directors of the Guarantor of 23 November 2019 regarding, inter alia, the issuance of the 2020 Notes and the establishment of Guarantees of the Guarantor relating thereto;

h)                             a copy of the ‘Form F-3 Registration Statement under the Securities Act of 1933’ dated 30 January 2020 (the “Registration Statement”);

i)                                 a copy of the executed indenture dated 10 February 2009 between the Issuer, the Guarantor, Novartis Securities Investment Ltd., a limited liability company incorporated under the laws of Bermuda, Novartis Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, and HSBC Bank USA, National Association and attached as Exhibit 4.1 to the Registration Statement (the “Indenture”);

j)                                copies of eleven executed securities constituting the 2020 Notes, each dated 14 February 2020, titled ‘Guaranteed Debt Security’ and containing an executed ‘Guarantee of Novartis AG’ (such guarantees collectively the “2020 Guarantees”);

k)                             two e-mails of 13 January 2020 sent to and by, respectively, the Chief Financial Officer of the Guarantor, Mr. Harry Werner Kirsch, and forwarded to us (such e-mails together the “CFO Authorization E-mails”); and

l)                                 such other documents and communications as we deemed necessary to render our opinions expressed in Section 3 below.

II                  Assumptions

In rendering this opinion, we have assumed:

a)             the completeness and correctness of the information provided to us;

b)             that the Guarantor owns all the issued shares of the Issuer, i.e. that the Issuer is a (directly or indirectly) wholly-owned subsidiary of the Guarantor;

c)              the genuineness of all signatures on and the authenticity and completeness of the documents under Section I submitted to us whether as originals or copies;

d)             that all documents examined remain in full force and effect as of the date of this letter and have not been amended, revoked or affected by any action subsequent to their execution or taking, and that the terms of each agreement examined reflect the true intent and the entire agreement of the parties thereto in respect of its subject-matter (except as otherwise stated therein);

e)              that the information contained in the extracts from the Commercial Register referred to in Section 1 lit. a) above is correct and, in case of the extract issued as of 11 February, up-to-date as of the date of this letter in all respects relevant to our opinions;

f)               that all parties have entered into the Indenture, the 2020 Notes and the 2020 Guarantees for bona fide commercial reasons and at arm’s length terms;

g)              that the resolutions referred to in Section I lit. f) and g) have been adopted in accordance with the Articles and the Internal Regulations and that the Internal Regulations were, as of the date of the passing of such resolutions, validly in force and effect in their versions referred to in Section I, respectively and that the CFO Authorization E-mails were sent by the persons by whom they purport to have been sent; and

h)             that performance by the Guarantor of the obligations expressed to be undertaken in the Indenture and the 2020 Guarantees will not be illegal by virtue of any applicable laws other than Swiss law.

III             Opinions

Based on the foregoing assumptions and subject to the qualifications set out under Section IV below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)                             the Guarantor is duly incorporated and validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland;

b)                             the Guarantor had and has, respectively, the corporate power to execute and file the Registration Statement, and to enter into and to perform its obligations under the Indenture and the 2020 Guarantees; and

c)                              the Indenture and the 2020 Guarantees have been duly authorized by the Guarantor.

IV              Qualifications

The opinions set out in Section III above are subject to the following qualifications:

a)                             we are members of the Zurich Bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law issues is to be inferred;

b)                             we have not been retained as tax counsel or accountants and, consequently, express no opinion on any tax or accounting matters;

c)                              we do not express any opinion herein about the enforceability of a final judgment by a state or federal court of the State of New York, the choice of law or the submission to the jurisdiction of the state or federal courts in the State of New York as set forth in the Indenture;

d)                             other than as expressly stated herein, we express no opinion as to whether the contents of the Registration Statement are true, correct, complete and not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for knowledgeable investors to reach an informed assessment of the Guarantor, the Issuer and the Guaranteed Debt Securities;

e)                              our opinion is based solely on the documents referred to in Section I above and is confined to Swiss law as in force and interpreted at the date of this opinion;

f)                               we express no opinion in respect of the provisions in the Indenture and in the 2020 Guarantees concerning the payment of Additional Amounts (as defined in the Indenture) (gross-up) with respect to Swiss Withholding Tax; and

g)                              in this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as counsel to the Guarantor, in connection with the filing of the registration of the Guaranteed Debt Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person. This opinion is strictly limited to the matter stated in it and does not apply by implication to any other matters. We do not assume any obligation to inform you of any facts or circumstances occurring or coming to our attention subsequently to the date of this letter and which might have an impact on any matters addressed in our opinions given herein.

The obligations resulting from this opinion letter shall be subject to the substantive provisions of Swiss law.

Yours sincerely,

Bär & Karrer AG

/s/ Thomas U. Reutter